UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

CELLDONATE INC.
(Exact name of registrant as specified in its charter)

Nevada	None
(State of incorporation of organization)	(I.R.S. Employer Identification No.)

1111 Alberni Street, Suite 3606
Vancouver, British Columbia, Canada V6E 4V2
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered:
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-159300

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered

The description of the registrant’s common stock set forth under the caption “Description of Securities to be Registered” contained in the prospectus included in the registrant’s amended registration statement on Form S-1/A (File No. 333-159300) filed with the Securities and Exchange Commission on October 1, 2009 is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
4.1	Instrument Defining the Right of Holders – Form of Share Certificate (1)

(1)	Included as exhibits to the registrant’s registration statement on Form S-1 filed with the Securities and Exchange Commission on May 18, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CELLDONATE INC.

Date: January 11, 2010	By:	/s/ David Strebinger
David Strebinger
President, Chief Executive Officer, Secretary, Director